Accel Entertainment Announces 2024 Operating Results and Replenishment of Share Repurchase Program

Chicago, IL – February 27, 2025 – Accel Entertainment, Inc. (NYSE: ACEL) today announced certain financial and operating results for the three months and year ended December 31, 2024.

Highlights:
•Ended Q4 2024 with 4,117 locations; an increase of 3.9% compared to Q4 2023
•Ended Q4 2024 with 26,346 gaming terminals; an increase of 5.0% compared to Q4 2023
•Record revenues of $317.5 million for Q4 2024; an increase of 6.9% compared to Q4 2023
•Record revenues of $1.2 billion for YE 2024; an increase of 5.2% compared to YE 2023
•Net income of $8.4 million for Q4 2024; a decrease of 47.5% compared to Q4 2023
•Net income of $35.3 million for YE 2024; a decrease of 22.6% compared to YE 2023
•Adjusted EBITDA of $47.4 million for Q4 2024; an increase of 6.2% compared to Q4 2023
•Adjusted EBITDA of $189.1 million for YE 2024; an increase of 4.2% compared to YE 2023
•Q4 2024 ended with $314 million of net debt; an increase of 11.8% compared to Q4 2023
•Repurchased approximately $4.0 million of Accel Class A-1 common stock in Q4 2024
•Acquisition of Toucan Gaming, a distributed gaming operator in the state of Louisiana, closed on November 1, 2024
•Acquisition of the FanDuel Sportsbook & Horse Racing in Collinsville, Illinois, closed on December 2, 2024
•Board of Directors approved an amendment to the share repurchase program to replenish the dollar amount that may be repurchased under the program back to $200 million of shares of Class A-1 common stock

Accel CEO Andy Rubenstein commented, “I am very pleased to report that we ended 2024 on very strong footing, positioning us well as we enter 2025. We delivered another record quarter in terms of revenue, entered the Louisiana market with our acquisition of Toucan Gaming, and closed on our acquisition of FanDuel Sportsbook & Horse Racing, where we have already started construction on Phase I of our casino in anticipation of opening in the second quarter of 2025. We continue to strengthen our core and are expanding our offerings, which we believe will maintain attractive low-teens returns on capital, generate more free cash flow, and improve our trading multiples, making Accel a compelling investment opportunity.”

Condensed Consolidated Statements of Operations and Other Data

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023

Total net revenues	$317,515	$297,068	$1,230,972	$1,170,420
Operating income	20,797	25,451	90,884	107,407
Income before income tax expense	14,563	19,377	53,729	65,724
Net income	8,394	15,988	35,291	45,603
Other Financial Data:
Adjusted EBITDA(1)	47,355	44,577	189,147	181,445
Adjusted net income (2)	17,851	21,953	77,089	82,520

(1)Adjusted EBITDA is a non-GAAP metric. See "Non-GAAP Financial Measures" for a reconciliation to GAAP.
(2)Adjusted net income is a non-GAAP metric. See "Non-GAAP Financial Measures" for a reconciliation to GAAP.

Net Revenues

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenues by state:
Illinois	$231,278	$219,297	$906,572	$867,200
Montana	41,326	39,314	161,698	154,402
Nevada	27,670	29,241	114,551	117,074
Nebraska	6,763	5,830	25,384	19,043
Louisiana (1)	5,445	—	5,445	—
Other	5,033	3,386	17,322	12,701
Total net revenues	$317,515	$297,068	$1,230,972	$1,170,420
(1)Revenues for Louisiana only represents two months of operations.

Key Business Metrics

Locations (1)	As of December 31,		Increase / (Decrease)
	2024	2023	Change	Change (%)
Illinois	2,775	2,762	13	0.5%
Montana	619	609	10	1.6%
Nevada	357	352	5	1.4%
Nebraska	270	238	32	13.4%
Louisiana	96	—	96	100.0%
Total locations	4,117	3,961	156	3.9%

Gaming terminals (1)	As of December 31,		Increase / (Decrease)
	2024	2023	Change	Change (%)
Illinois	15,693	15,276	417	2.7%
Montana	6,467	6,276	191	3.0%
Nevada	2,650	2,704	(54)	(2.0)%
Nebraska	948	827	121	14.6%
Louisiana	588	—	588	100.0%
Total gaming terminals	26,346	25,083	1,263	5.0%

Location hold-per-day (2)	Three Months Ended December 31,		Increase / (Decrease)
	2024	2023	Change ($)	Change (%)
Illinois	$868	$839	$29	3.5%
Montana	614	587	27	4.6%
Nevada	786	842	(56)	(6.7)%
Nebraska	253	239	14	5.9%
Louisiana	979	—

	Twelve Months Ended December 31,		Increase / (Decrease)
	2024	2023	Change ($)	Change (%)
Illinois	$864	$849	$15	1.8%
Montana	609	582	27	4.6%
Nevada	823	851	(28)	(3.3)%
Nebraska	241	234	7	3.0%
Louisiana	979	—

(1)Based on a combination of third-party portal data and data from our internal systems. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.
(2)Location hold-per-day is calculated by dividing net gaming revenue in the period by the average number of locations. We then divide the calculated amount by the number of operational days. We utilize this metric to compare market and location performance on a normalized basis. The percent change in location hold-per-day is the underlying metric used to determine the change in same-store sales.

Condensed Consolidated Statements of Cash Flows Data

	Year Ended December 31,
(in thousands)	2024	2023	Change ($)
Net cash provided by operating activities	$121,194	$132,530	$(11,336)
Net cash used in investing activities	(124,151)	(59,793)	(64,358)
Net cash provided by (used in) financing activities	22,651	(35,239)	57,890

Non-GAAP Financial Measures
Adjusted net income is defined as net income plus:
•Amortization of intangible assets and route and customer acquisition costs
•Stock-based compensation expense
•Loss from unconsolidated affiliates
•Loss on change in fair value of contingent earnout shares
•Gain on expiration of warrants
•Other expenses, net which consists of (i) non-cash expenses including the remeasurement of contingent consideration liabilities, (ii) non-recurring lobbying and legal expenses related to distributed gaming expansion in current or prospective markets, and (iii) other non-recurring expenses
•Tax effect of adjustments
Adjusted EBITDA is defined as net income plus:
•Amortization of intangible assets and route and customer acquisition costs
•Stock-based compensation expense
•Loss from unconsolidated affiliates
•Loss on change in fair value of contingent earnout shares
•Gain on expiration of warrants
•Other expenses, net
•Tax effect of adjustments
•Depreciation and amortization of property and equipment
•Interest expense, net
•Emerging markets, which reflects the results, on an Adjusted EBITDA basis, for non-core jurisdictions where our operations are developing
◦Markets are no longer considered emerging when we have installed or acquired at least 500 gaming terminals in the jurisdiction, or when 24 months have elapsed from the date we first install or acquire gaming terminals in the jurisdiction, whichever occurs first
◦We currently view Pennsylvania as an emerging market
◦Prior to January 2024, Iowa was considered an emerging market
◦Prior to April 2023, Nebraska was considered an emerging market
•Income tax expense

Net debt is defined as debt, net of current maturities:
•plus Current maturities of debt
•less Cash and cash equivalents

Adjusted net income and Adjusted EBITDA

	Three Months Ended December 31,		Increase / (Decrease)
(in thousands)	2024	2023	Change ($)	Change (%)
Net income	$8,394	$15,988	$(7,594)	(47.5)%
Adjustments:
Amortization of intangible assets and route and customer acquisition costs	5,769	5,386	383	7.1%
Stock-based compensation expense	3,277	2,443	834	34.1%
Loss from unconsolidated affiliates	(1)	—	(1)	(100.0)%
Loss on change in fair value of contingent earnout shares	(2,914)	(2,524)	(390)	(15.5)%
Gain on expiration of warrants	(13)	—	(13)	(100.0)%
Other expenses, net	5,719	1,446	4,273	295.5%
Tax effect of adjustments	(2,380)	(786)	(1,594)	(202.8)%
Adjusted net income	17,851	21,953	(4,102)	(18.7)%
Depreciation and amortization of property and equipment	11,749	9,992	1,757	17.6%
Interest expense, net	9,162	8,598	564	6.6%
Emerging markets	44	(142)	186	131.1%
Income tax expense	8,549	4,176	4,373	104.7%
Adjusted EBITDA	$47,355	$44,577	$2,778	6.2%

	Year Ended December 31,		Increase / (Decrease)
(in thousands)	2024	2023	Change	Change %
Net income	$35,291	$45,603	$(10,312)	(22.6)%
Adjustments:
Amortization of intangible assets and route and customer acquisition costs	22,577	21,211	1,366	6.4%
Stock-based compensation expense	12,204	9,416	2,788	29.6%
Loss from unconsolidated affiliates	—	—	—	—%
Loss on change in fair value of contingent earnout shares	1,276	8,539	(7,263)	(85.1)%
Gain on expiration of warrants	(13)	—	(13)	100.0%
Other expenses, net	19,339	6,453	12,886	199.7%
Tax effect of adjustments	(13,585)	(8,702)	(4,883)	(56.1)%
Adjusted net income	77,089	82,520	(5,431)	(6.6)%
Depreciation and amortization of property and equipment	43,978	37,906	6,072	16.0%
Interest expense, net	35,892	33,144	2,748	8.3%
Emerging markets	165	(948)	1,113	117.4%
Income tax expense	32,023	28,823	3,200	11.1%
Adjusted EBITDA	$189,147	$181,445	$7,702	4.2%

Net Debt

	As of December 31,
(in thousands)	2024	2023
Debt, net of current maturities	$560,936	$514,091
Plus: Current maturities of debt	34,443	28,483
Less: Cash and cash equivalents	(281,305)	(261,611)
Net debt	$314,074	$280,963

Amendment to Share Repurchase Program
On November 22, 2021, Accel previously announced a share repurchase program of up to $200 million shares of Class A-1 common stock. As of December 31, 2024, Accel had purchased a total of 13,855,897 shares under the share repurchase program at a total purchase price of $143.6 million.
On February 27, 2025, the Board of Directors approved an amendment to the share repurchase program to replenish the dollar amount that may be repurchased under the program back to up to $200 million of shares of Class A-1 common stock. The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities.
Under the share repurchase program, repurchases can be made from time to time using a variety of methods, including open market purchases or privately negotiated transactions, in compliance with the rules of the Securities and Exchange Commission (the “SEC”) and other applicable legal requirements. The share repurchase program does not obligate Accel to acquire any particular amount of shares, and the share repurchase program may be suspended or discontinued at any time at Accel’s discretion.
Conference Call
Accel will host an investor conference call on February 27, 2025 at 4:30 p.m. Central time (5:30 p.m. Eastern time) to discuss these financial and operating results. Interested parties may join the live webcast by registering at https://www.netroadshow.com/events/login?show=a8e678a0&confId=71436 or accessing the webcast via the company’s investor relations website: ir.accelentertainment.com. Following completion of the call, a replay of the webcast will be posted on Accel’s investor relations website.
About Accel
Accel is a leading distributed gaming operator in the United States and a preferred partner for local business owners in the markets it serves. Accel offers turnkey full-service gaming solutions to authorized non-casino locations such as bars, restaurants, convenience stores, truck stops, and fraternal and veteran establishments across the country. Accel installs, maintains, operates and services gaming terminals and related equipment for its location partners as well as redemption devices, stand-alone ATMs and amusement devices, including jukeboxes, dartboards, pool tables, and other entertainment related equipment. Accel also designs and manufactures gaming terminals and related equipment.
Media Contact:
Eric Bonach
H/Advisors Abernathy
212-371-5999
eric.bonach@h-advisors.global
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including, but not limited to, any statements regarding our estimates of number of gaming terminals, locations, revenues, Adjusted EBITDA, Adjusted net income, location hold-per-day and capital expenditures, our ability to continue to generate returns on capital and improve our trading multiples, our expansion into casino operations and horse racing, and our ability to consummate share repurchases in the amounts authorized pursuant to our share repurchase program or at all. The words “predict,” “estimated,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue,” and similar expressions or the negatives thereof are intended to identify forward-looking statements. These forward-looking statements represent our current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors including, but not limited to: Accel’s ability to operate in existing markets or expand into new jurisdictions; Accel’s ability to offer new and innovative products and services that fulfill the needs of location partners and create strong and sustained player appeal; Accel’s dependence on relationships with key manufacturers, developers and third parties to obtain gaming terminals, amusement machines, and related supplies, programs, and technologies for its business on acceptable terms; the negative impact on Accel’s future results of operations by the slow growth in demand for gaming terminals and by the slow growth of new gaming jurisdictions; Accel’s heavy dependency on its ability to win, maintain and renew contracts with location partners; Accel's expansion into casino operations and horse racing; unfavorable macroeconomic conditions or decreased discretionary spending due to other factors such as interest rate volatility, persistent inflation, increased or relaliatory tariffs, actual or perceived instability in the U.S. and global banking systems, high fuel rates, recessions, epidemics or other public health issues, terrorist activity or threat thereof, civil unrest or other macroeconomic or political uncertainties, that could adversely affect Accel’s business, results of operations, cash flows and financial conditions and other risks and uncertainties indicated from time to time in documents filed or to be filed with the SEC.
Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on Accel. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Except as required by law, we do not undertake publicly to update or revise these statements, even if experience or future changes make it clear that any projected results expressed in this or other press releases or future quarterly reports, or company statements will not be realized. In addition, the inclusion of any statement in this press release does not constitute an admission by us that the events or circumstances described in such statement are material. We qualify all of our forward-looking statements by these cautionary statements. In addition, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors including those described in the section entitled “Risk Factors” in the Form 10-K, as well as Accel’s other filings with the SEC. These and other factors could cause our results to differ materially from those expressed in this press release.
Industry and Market Data
Unless otherwise indicated, information contained in this press release concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity, and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources, and on our knowledge of the markets for our services. This information includes a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the Form 10-K, as well as Accel's other filings with the SEC. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.
Non-GAAP Financial Information
This press release includes certain financial information not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted net income, and Net Debt. Adjusted EBITDA, Adjusted net income, and Net Debt are non-GAAP financial measures and are key metrics used to monitor ongoing core operations. Management of Accel believes Adjusted EBITDA, Adjusted net income, and Net Debt enhance the understanding of Accel’s underlying drivers of profitability and trends in Accel’s business and facilitates company-to-company and period-to-period comparisons, because these non-GAAP financial measures exclude the effects of certain non-cash items, represents certain nonrecurring items that are unrelated to core performance, or excludes non-core operations. Management of Accel also believes that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance.

ACCEL ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)	Years ended December 31,
	2024	2023	2022
Net revenues:
Net gaming	$1,172,777	$1,113,573	$925,009
Amusement	22,244	23,973	21,106
Manufacturing	12,235	13,353	7,621
ATM fees and other	23,716	19,521	16,061
Total net revenues	1,230,972	1,170,420	969,797
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	852,373	809,524	666,126
Cost of manufacturing goods sold (exclusive of depreciation and amortization expense shown below)	7,100	7,671	4,775
General and administrative	194,721	180,248	145,942
Depreciation and amortization of property and equipment	43,978	37,906	29,295
Amortization of intangible assets and route and customer acquisition costs	22,577	21,211	17,484
Other expenses, net	19,339	6,453	9,320
Total operating expenses	1,140,088	1,063,013	872,942
Operating income	90,884	107,407	96,855
Interest expense, net	35,892	33,144	21,637
Loss (gain) on change in fair value of contingent earnout shares	1,276	8,539	(19,544)
Gain on expiration of warrants	(13)	—	—
Income before income tax expense	53,729	65,724	94,762
Income tax expense	18,438	20,121	20,660
Net income	$35,291	$45,603	$74,102
Less: Net income attributed to non-controlling interests	$39	$—	$—
Net income attributable to Accel Entertainment, Inc.	$35,252	$45,603	$74,102

Earnings per common share:
Basic	$0.42	$0.53	$0.82
Diluted	0.41	0.53	0.81
Weighted average number of common shares outstanding:
Basic	83,747	85,949	90,629
Diluted	84,977	86,803	91,229

ACCEL ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS

(In thousands, except par value and share amounts)	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$281,305	$261,611
Accounts receivable, net	10,550	13,467
Prepaid expenses	8,950	6,287
Inventories	8,122	7,681
Interest rate caplets	6,342	8,140
Other current assets	10,883	15,408
Total current assets	326,152	312,594
Property and equipment, net	307,997	260,813
Noncurrent assets:
Route and customer acquisition costs, net	23,258	19,188
Location contracts acquired, net	202,618	176,311
Goodwill	116,252	101,554
Other intangible assets, net	53,940	23,352
Interest rate caplets, net of current	479	4,871
Other assets	17,702	14,210
Total noncurrent assets	414,249	339,486
Total assets	$1,048,398	$912,893
Liabilities, Temporary equity, and Stockholders’ equity
Current liabilities:
Current maturities of debt	$34,443	$28,483
Current portion of route and customer acquisition costs payable	2,197	1,505
Accrued location gaming expense	4,734	9,350
Accrued state gaming expense	19,802	18,364
Accounts payable and other accrued expenses	41,944	36,012
Accrued compensation and related expenses	12,117	12,648
Current portion of consideration payable	3,116	3,288
Total current liabilities	118,353	109,650
Long-term liabilities:
Debt, net of current maturities	560,936	514,091
Route and customer acquisition costs payable, less current portion	7,160	4,955
Consideration payable, less current portion	14,596	4,201
Contingent earnout share liability	33,103	31,827
Other long-term liabilities	7,571	7,015
Deferred income tax liability, net	47,372	42,750
Total long-term liabilities	670,738	604,839

Temporary equity - Redeemable noncontrolling interest	4,278	—

Stockholders’ equity:
Class A-1 Common Stock, par value $0.0001; 250,000,000 shares authorized; 95,865,026 shares issued and 85,670,255 shares outstanding at December 31, 2024; 95,016,960 shares issued and 84,123,385 shares outstanding at December 31, 2023	8	8
Additional paid-in capital	221,625	203,046
Treasury stock, at cost	(105,485)	(112,070)
Accumulated other comprehensive income	4,145	7,936
Accumulated earnings	134,736	99,484
Total stockholders' equity	255,029	198,404
Total liabilities, temporary equity, and stockholders' equity	$1,048,398	$912,893